EXHIBIT 25.1

                                   Securities Act of 1933 File No. __________
                                   (If application to determine eligibility
                                   of trustee for delayed offering pursuant
                                   to Section 305(b)(2))
______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2) _____________
                               __________________

                            THE CHASE MANHATTAN BANK
                             (National Association)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                    (Address of principal executive offices)

                                     10081
                                   (Zip Code)
                           _________________________
                                C. R. BARD, INC.
              (Exact name of obligor as specified in its charter)

                                   New Jersey
         (State or other jurisdiction of incorporation or organization)

                                   22-1454160
                      (I.R.S. Employer Identification No.)

                               730 Central Avenue
                            Murray Hill, New Jersey
                    (Address of principal executive offices)

                                     07974
                                   (Zip Code)
                           _________________________

                                Debt Securities
                      (Title of the indenture securities)
_______________________________________________________________________________

Item 1.  General Information.

               Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of The Federal Reserve System, Washington, D. C.

     (b)       Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2.  Affiliations with the Obligor.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                    (See Note on Page 2.)

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this statement of eligibility.
          <F1> 1. --A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12) , Registration No. 33-55626.)

          <F1> 2. --Copies of the respective authorizations of The Chase
                          Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

          <F1> 3. --Copies of authorizations of The Chase Manhattan Bank
                          (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

          <F1> 4. --A copy of the existing by-laws of the trustee. (See Exhibit
                          T-1 (Item 12(a)), Registration  No. 33-28806.)

          <F1> 5. --A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)

          <F1> 6. --The  consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1 (Item 12), Registration No. 22-19019.)

               7. --A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


[FN]

___________________

         <F          1> The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 11th day of June 1996.



                                 THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION)




                                 By /s/ Kathleen Perry
                                 Kathleen Perry, Second Vice President

                                   Exhibit 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of The Chase Manhattan Bank, N.A. of New York in the State of New York, at the close of business on March 31, 1996, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370            Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                                                                                                   Thousands
                                                  ASSETS                                                          of Dollars
 Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin  . . . . . . . . . . . .                                   $   5,026,000
   Interest-bearing balances   . . . . . . . . . . . . . . . . . . . . . . . .                                       4,135,000
 Held to maturity securities . . . . . . . . . . . . . . . . . . . . . . . . .                                               0
 Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . .                                       5,632,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       1,254,000
   Securities purchased under agreements to resell   . . . . . . . . . . . . .                                         880,000
 Loans and lease financing receivable:
   Loans and leases, net of unearned income  . . . . . . . . . . . . . . . . .         $60,869,000
   LESS: Allowance for loan and lease losses   . . . . . . . . . . . . . . . .           1,113,000
   LESS: Allocated transfer risk reserve   . . . . . . . . . . . . . . . . . .                   0
                                                                                       -----------
   Loans and leases, net of unearned income, allowance, and reserve  . . . . .                                      59,756,000
 Assets held in  trading accounts  . . . . . . . . . . . . . . . . . . . . . .                                      13,203,000
 Premises and fixed assets (including capitalized leases)  . . . . . . . . . .                                       1,690,000
 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . .                                         268,000
 Investments in unconsolidated subsidiaries and associated companies . . . . .                                          29,000
 Customers' liability to this bank on acceptances outstanding  . . . . . . . .                                       1,170,000
 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       1,330,000
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       9,398,000
                                                                                                                   -----------
 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                   $ 103,771,000
                                                                                                                 ============


                                                                                                                   Thousands
                                  LIABILITIES                                                                     of Dollars
 Deposits:
   In domestic offices   . . . . . . . . . . . . . . . . . . . . . . . . . . .                                   $  30,681,000
    Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $11,913,000
    Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18,768,000
                                                                                       -----------
   In foreign offices, Edge and Agreement subsidiaries, and IBFs   . . . . . .                                      38,923,000
    Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 3,696,000
    Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35,227,000
                                                                                       -----------
Federal Funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . .                                       3,143,000
   Securities sold under agreements to repurchase  . . . . . . . . . . . . . .                                         100,000
 Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . .                                          25,000
 Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       8,453,000
 Other borrowed money:
   With original maturity of one year or less  . . . . . . . . . . . . . . . .                                       3,064,000
   With original maturity of more than one year  . . . . . . . . . . . . . . .                                         365,000
 Mortgage indebtedness and obligations under capitalized leases  . . . . . . .                                          39,000
 Bank's liability on acceptances executed and outstanding  . . . . . . . . . .                                       1,173,000
 Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . .                                       1,960,000
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       8,482,000
                                                                                                                   -----------
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                      96,408,000
 Limited-life preferred stock and related surplus  . . . . . . . . . . . . . .                                               0

                                 EQUITY CAPITAL
 Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . .                                               0
 Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                         921,000
 Surplus                                                                                                             5,354,000
 Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . .                                       1,092,000
 Net unrealized holding gains (losses) on available-for-sale securities  . . .                                          15,000
 Cumulative foreign currency translation adjustments . . . . . . . . . . . . .                                          11,000
                                                                                                                   -----------
 TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                       7,363,000
                                                                                                                   -----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL  . . . . .                                   $ 103,771,000
                                                                                                                  ============

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct
to the best of my knowledge and belief.     (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
(Signed) Thomas G. Labrecque
(Signed) Donald Trautlein                  Directors
(Signed) Richard J. Boyle